Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-01560, 333-60295, 333-110959, and 333-130405 on Form S-8 of our reports dated February 28, 2006, relating to the financial statements and financial statement schedules of Central European Media Enterprises Ltd. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Central European Media Enterprises Ltd. for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP
London, United Kingdom
February 28, 2006

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-01560, 333-60295, 333-110959, and 333-130405 on Form S-8 of our report dated 23 February, 2006, relating to the financial statements of Slovenska televizna spolocnost, s.r.o. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to an application for the renewal of its broadcasting licence), appearing in this Annual Report on Form 10-K of Central European Media Enterprises Ltd. for the year ended December 31, 2005.

Deloitte Audit s.r.o.,
Bratislava, Slovak Republic
28 February, 2006